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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) July 1, 2003
                                                          --------------



                             NESCO Industries, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Nevada                       000-28307               13-3709558
----------------------------          ------------          -------------------
(State or other jurisdiction          (Commission             (IRS Employer
     of Incorporation)                File Number)          Identification No.)



  22-09 Queens Plaza North, Long Island City, New York           11101
  ----------------------------------------------------         ----------
       (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code  718/752-2400
                                                  ----------------

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          (Former name or former address, if changed since last report)


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Item 5.   Other Events.

On July 1, 2003, National Abatement Corporation ("NAC"), a wholly owned subsidiary of the Corporation, pled guilty, in accordance with the terms of a negotiated plea agreement, to a three count prosecutor's information that charged NAC with violations of the Clean Air Act. The prosecutor's information, filed in the United States District Court for the Southern District of New York, superceded the federal indictment previous filed against NAC in January 2003. The plea agreement and plea were intended to conclude the proceedings commenced against NAC by the filing of the federal indictment in January 2003.

In connection with the plea, NAC received a fine totaling $76,200, which is payable on or before January 2, 2004. A five year probationary period was also imposed on NAC, and in addition, NAC agreed, as a condition of probation, to not engage in any activity relating to (i) inspection, sampling or analysis for the presence of asbestos, (ii) removal, transportation or disposal of asbestos, or
(iii) demolition or renovation of buildings. This prohibition does not extend to any construction work limited exclusively to the installation or addition of building components to a structure, not involving the removal of any building components or construction debris.

NAC ceased business operations in May 2003 in accordance with the matters reported in the Current Report on Form 8-K of the Corporation filed with the Commission on April 16, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 NESCO INDUSTRIES, INC.


Dated: July 15, 2003                             By: Michael J. Caputo
                                                    ---------------------------
                                                     Michael J. Caputo
                                                     President

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